AGREEMENT OF AMENDMENT NO. 6

Dated as of December 10, 2015

Reference is made to that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 15, 2012 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Senior Loan Fund (formerly Invesco Van Kampen Senior Loan Fund), a Delaware statutory trust (together with its permitted successors and assigns, the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (together with its successors and assigns, the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, the definition of “Conduit Lender Related Commitment” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the amount “$255,000,000” set forth therein with the amount “$187,500,000”.

The parties hereto agree that, effective as of the date hereof, the definition of “Direct Lender Commitment” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the amount “$120,000,000” set forth therein with the amount “$187,500,000”.

The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “December 10, 2015” set forth therein with the date “November 18, 2016”.

The parties hereto agree that, effective as of the date hereof, Section 4.01(y) of the Credit Agreement shall be amended by replacing it in its entirety with the following:

“(y) There is nothing in the nature of the Assets or properties of the Borrower or in the conduct of its business and operations that could be reasonably likely to impair the ability of any Conduit Lender to rely on Rule 3a-7 under the Investment Company Act for its exemption thereunder.”

The parties hereto agree that, effective as of the date hereof, the signature pages of the Credit Agreement shall be amended to replace the amount “$255,000,000” set forth therein as the Secondary Lender’s “Secondary Lender Commitment” with the amount “$187,500,000”.

The parties hereto agree that, effective as of the date hereof, the signature pages of the Credit Agreement shall be amended to replace the amount “$120,000,000” set forth therein as the Direct Lender’s “Direct Lender Commitment” with the amount “$187,500,000”.

The parties hereto agree that, on the immediately succeeding Settlement Date, each of the Conduit Lenders and the Secondary Lender, and not the Direct Lenders, shall be entitled to receive all interest, fees and other amounts that have accrued on or prior to the date hereof with respect to the portion of the Conduit Lender Related Commitment being amended and reallocated to the Direct Lender’s Direct Lender Commitment pursuant to this Agreement of Amendment No. 6.

Effective upon the date hereof, (i) each of the Conduit Lenders and the Secondary Lender, on the one hand, and the Direct Lender on the other hand, shall be deemed to have entered into an assignment and acceptance agreement pursuant to which the Conduit Lenders and the Secondary Lender shall have assigned to the Direct Lender a portion of their outstanding Advances necessary to reflect proportionately the amended Conduit Lender Related Commitment and Direct Lender Commitment after giving effect to this Agreement of Amendment No. 6; (ii) in connection with such assignment, the Direct Lender hereby agrees that on the date hereof, it shall pay to the Program Agent for the benefit of the Conduit Lenders and the Secondary Lender, as applicable, an aggregate amount equal to $35,100,000.00, which amount constitutes the aggregate principal amount of such outstanding Advances being so assigned to the Direct Lender hereby; and (iii) each of the parties hereto hereby acknowledges and consents to such assignment and payment and agrees that the Advances so assigned to the Direct Lender shall hereafter constitute Advances made by the Direct Lender under its Direct Lender Commitment for all purposes under the Credit Agreement.

The Borrower agrees to pay to the Program Agent a non-refundable, fully-earned up-front fee (the “Citi Up-Front Fee”) in the amount of $375,000.00. The Citi Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Citi Up-Front Fee to the Program Agent by deposit into the Program Agent’s Account, or such other account as the Program Agent shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Citi Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Program Agent may rely upon all rights and remedies in the Credit Agreement.

The Borrower agrees to pay to the Direct Lender a non-refundable, fully-earned up-front fee (the “Direct Lender Up-Front Fee”) in the amount of $375,000.00. The Direct Lender Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Direct Lender Up-Front Fee to the Direct Lender by deposit into the Direct Lender’s Account, or such other account as the Direct Lender shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Direct Lender Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Direct Lender may rely upon all rights and remedies in the Credit Agreement.

The Borrower represents and warrants to the Program Agent, the Conduit Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 6, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects (unless made with respect to a specific earlier date, in which case they shall be true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 6 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 6 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		CITIBANK, N.A.,
as Program Agent		as Secondary Lender

By:	/s/ Steffen Lunde	By:	/s/ Steffen Lunde
	Name: Steffen Lunde		Name: Steffen Lunde
	Title: Vice President		Title: Vice President

CHARTA, LLC,		CAFCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ Steffen Lunde	By:	/s/ Steffen Lunde
	Name: Steffen Lunde		Name: Steffen Lunde
	Title: Vice President		Title: Vice President

CRC FUNDING, LLC,		CIESCO, LLC
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ Steffen Lunde	By:	/s/ Steffen Lunde
	Name: Steffen Lunde		Name: Steffen Lunde
	Title: Vice President		Title: Vice President

STATE STREET BANK AND TRUST COMPANY,		INVESCO SENIOR LOAN FUND,
as Direct Lender		as Borrower

By:	/s/ Janet B. Nolin	By:	/s/ John M. Zerr
	Name: Janet B. Nolin		Name: John M. Zerr
	Title: Vice President		Title: Senior Vice President

Agreement of Amendment No. 6

Invesco Senior Loan Fund 2016